EXHIBIT 10.2

                            AGREEMENT

This agreement is made the ____ day of February, 2001 between Hydro Environmental Resources, Inc. of Oklahoma in the United States of America hereinafter called (HERI) AND Orini Limber Processors Limited of Orini Rd Orini New Zealand, hereinafter
(OR).
WHEREAS (HERI) has developed a system (ECHFR) that can produce energy from seawater, contaminated water, or sewage and which can be used economically to provide such energy.
AND WHEREAS the system is suitable for the production of energy to drive steam generators as used in the limber processing industry.
AND WHEREAS (OR) has a need to supply steam and/or hot water to its plant used in its lumber processing business sufficient to generate 10 mega watts of steam and/or hot water 24/7.
AND WHEREAS (HERI) and (OR) wish to enter into an agreement for the erection of a system which is safe, economical and efficient to produce and supply the energy requirements set out above.

NOW THIS AGREEMENT WITNESSES AS FOLLOWS:

1. (HERI) and (OR) do hereby agree to enter into this contract for the construction and development of an ECHFR plant for production of energy suitable for the purposes required by (OR) as set herein.
2. The cost of the supply of and installation of the ECHFR plant shall be $1,500,000.00 US this sum shall be paid as set out hereinafter.
3. (OR) shall supply (HERI) with the engineering details of the land on which the facility will be erected and details of the plant for which the energy is required within a reasonable time of request from (HERI).
4. (HERI) shall design and erect the facility within 12 months of the receipt of advice from (OR) that it has been satisfied of the matters hereinafter set out.
5. The energy supplied shall be reticulated to the existing plant of (OR) and (HERI) will satisfy itself of their type construction and design, and design a system suitable for integral use with this equipment.
6. (HERI) will produce and develop the system suitable for the production of fuel from either seawater, contaminated water or sewage, as (OR) shall advise.
7. (HERI) shall satisfy (OR) that the system is economical and financially viable and satisfactory for long term use for the purpose it is designed for.
8. (HERI) shall satisfy (OR) that the system is safe and has no hazardous or injurious side effects to the ecology or to the environment and any by-products are capable of being disposed of cheaply and efficiently and there is no unsatisfactory risk to the staff operating the system.
9. (HERI) shall produce sufficient evidence for (OR) to make its assessment of the matters in clauses 7 & 8 within 3 months from the date hereof in default of which (OR) may at its option cancel this agreement.
10. (OR) shall be entitled to use its own scientific and engineering advisors, in assessing the matters and (OR) shall be the sole arbiter of the suitability of the matters set out in clauses 7 & 8.
11. When (HERI) has satisfied (OR) of the matters set out in clauses 7 & 8 hereof then (OR) shall pay a deposit of 25% of the purchase price and the balance of the purchase price on the successful installation and operation of the system.
12. (HERI) will supply full training for the operators employed by (OR) and will from time to time and at all times give (OR) such information on the operation of the system and any safety information as (OR) may require and as is necessary.
13. (OR) acknowledges that any of the technology of (HERI) that is the subject of a patent or patent application is the sole property of and shall always remain the property of (HERI).
14. (OR) acknowledges that any intellectual property associated with the systems of (HERI) is also the property of (HERI) and shall also always remain its property.
15. (OR) agrees not to copy, use or disclose to any person any of the information relating to the technologies or intellectual property of (HERI) which may come to its knowledge.
16. (OR) agrees not to compete with (HERI) in any way with any of the systems of (HERI) at any time after the signing of this agreement as a result of information or product knowledge which may come to the knowledge of (OR) as a result of being associated with (HERI) and agrees not to infringe the patents of (HERI) in any way.
17. (OR) shall apply for all necessary licenses and permits required by the laws of New Zealand and if the installation and operation of the system is not allowed then this agreement shall be null and void, and neither party shall have any rights against the other.
18.  All references to money shall be in U.S. dollars.
19. The parties agree that the laws governing this agreement shall be the laws of New Zealand and the parties do hereby submit to the jurisdiction of that law.
20. All information, notices and documents for service by one party on the other shall be sufficiently served if served by e-mail at the e-mail addresses noted below.
21. Each party agrees to notify the other within a reasonable time if their e-mail address should change.
22. Time shall be in all instances be the essence of the agreement.

            (HERI) e-mail address:  hydrogen@lvcm.com
            (OR) e-mail address:    gtoltd1@hotmail.com


  Signed by the parties

  /s/ Unintelligible                      /s/ Jack H. Wynn
  (OR)                                    (HERI)